As filed with the Securities and Exchange Commission on August 26, 2021

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Ault Global Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-1721931 (I.R.S. Employer Identification No.)

11411 Southern Highlands Pkwy #240

Las Vegas, NV 89141

(Address of Principal Executive Offices) (Zip Code)

2021 Stock Incentive Plan

2021 Employee Stock Purchase Plan

Stock Award Agreements

(Full title of the plans)

William B. Horne, Chief Executive Officer

Ault Global Holdings, Inc.

11411 Southern Highlands Pkwy #240

Las Vegas, NV 89141

(Name and address of agent for service)

(949) 444-5464

(Telephone number, including area code, of agent for service)

It is requested that copies of notices and communications from the Securities and Exchange Commission be sent to:

Spencer G. Feldman, Esq. Kenneth A. Schlesinger, Esq. Olshan Frome Wolosky LLP 1325 Avenue of the Americas, 15th Floor New York, NY 10019 Tel.: (212) 451-2300	Henry C.W. Nisser, Esq. President & General Counsel Ault Global Holdings, Inc. 100 Park Avenue, Suite 1658 New York, NY 10017 Tel.: (646) 650-5044

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $0.001 par value	1,760,000 (2)	$2.51 (3)	$4,417,600	$481.96
Class A Common Stock, $0.001 par value	1,070,000 (4)	$2.455 (5)	$2,626,850	$286.59
Class A Common Stock, $0.001 par value	3,000,000 (6)	$2.33 (3)	$6,990,000	$762.61
Class A Common Stock, $0.001 par value	2,700,000 (7)	$2.455 (5)	$6,628,500	$723.17
Class A Common Stock, $0.001 par value	4,670,000 (8)	$2.455 (5)	$11,464,850	$1,250.82
Class A Common Stock, $0.001 par value	980,000 (9)	$2.455 (5)	$2,405,900	$262.48
TOTAL	14,180,000		$34,533,700	$3,767.63

(1)	This Registration Statement also registers an indeterminable number of additional securities to be offered or issued upon adjustments or changes made to registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended, or the Securities Act.

(2)	Represents shares of common stock issuable pursuant to stock option awards outstanding under the 2021 Stock Incentive Plan (the “2021 Plan”).

(3)	Estimated pursuant to Rule 457(h) solely for purposes of calculating the aggregate offering price and the amount of the registration fee based upon a weighted average of the exercise prices of outstanding options previously granted.

(4)	Represents shares of restricted stock issued upon settlement of restricted stock units issued under the 2021 Plan.

(5)	Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the aggregate offering price and the amount of the registration fee based upon the average of the high and low prices reported for the shares on the NYSE American on August 24, 2021.

(6)	Represents shares of common stock issuable pursuant to stock option agreements outside of the 2021 Plan.

(7)	Represents shares of restricted stock issued upon settlement of restricted stock units issued outside of the 2021 Plan.

(8)	Represents shares of common stock reserved for future issuance pursuant to the 2021 Plan.

(9)	Represents shares of common stock reserved for future issuance pursuant to the 2021 Employee Stock Purchase Plan (the “ESPP Plan”).

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Ault Global Holdings, Inc., a Delaware corporation (the “Company”), relating to (i) 1,760,000 shares of class A common stock, par value $0.001 per share (the “Common Stock”), issuable upon the exercise of stock options granted under the Ault Global Holdings, Inc. 2021 Stock Incentive Plan (the “2021 Plan”); (ii) 1,070,000 restricted shares of Common Stock issued under the 2021 Plan; (iii) 4,670,000 shares of Common Stock available for issuance under the 2021 Plan; (iv) 980,000 shares of Common Stock available for issuance under the Ault Global Holdings, Inc. 2021 Employee Stock Purchase Plan (the “ESPP Plan”); (v) 3,000,000 shares of Common Stock issuable upon the exercise of stock options granted to certain directors and employees pursuant to option agreements outside of the 2021 Plan (the “Option Agreements”); and (vi) 2,700,000 shares of Common Stock issued upon settlement of restricted stock units granted to certain directors and employees outside of the 2021 Plan (the “RSU Agreements”, and together with the 2021 Plan, the ESPP Plan and the Option Agreements, the “Plans”).

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for the reoffer and resale of shares of Common Stock on a continuous or delayed basis that may be deemed to be “restricted securities” and/or “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain of our executive officers, employees, consultants and directors identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents shares of Common Stock issuable to the selling stockholders pursuant to equity awards, including stock options and restricted stock grants, granted to the selling stockholders and does not necessarily represent a present intention to sell any or all such shares of Common Stock. The number of shares of Common Stock to be offered or resold by means of the Reoffer Prospectus by the selling stockholders, and any other person with whom any of them is acting in concert for the purpose of selling Common Stock, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

As specified in General Instruction C of Form S-8, until such time as we meet the registrant requirements for use of Form S-3, the number of shares of Common Stock to be offered by means of this reoffer prospectus, by each of the selling securityholders, and any other person with whom he or she is acting in concert for the purpose of selling our shares of Common Stock, may not exceed, during any three month period, the amount specified in Rule 144(e) of the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The Company will provide each recipient of a grant under the Plans (the “Recipients”) with documents that contain information related to the Plans, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and is not being filed as a part of this Registration Statement on Form S-8 (the “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives shares of Common Stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral request by contacting:

Henry C.W. Nisser, Esq.
President & General Counsel

Ault Global Holdings, Inc.

100 Park Avenue, Suite 1658
New York, NY 10017

REOFFER PROSPECTUS

8,530,000 Shares

Common Stock

Issuable under certain awards

granted under the Plans

This reoffer prospectus relates to the public resale, from time to time, of an aggregate of 8,530,000 shares (the “Shares”) of our class A common stock, $0.001 par value per share (the “Common Stock”) by certain securityholders identified herein in the section entitled “Selling Securityholders”. Such shares may be acquired in connection with awards granted under the Ault Global Holdings, Inc. (the “Company”) 2021 Stock Incentive Plan (the “2021 Plan”), stock options granted to certain directors and employees pursuant to option agreements outside of the Plans (“Option Agreements”) and Common Stock issued upon settlement of restricted stock units granted to certain directors and employees outside of the 2021 Plan (the “RSU Agreements”) and collectively with the 2021 Plan and Option Agreements, the “Plans”). You should read this prospectus carefully before you invest in our Common Stock.

Such resales shall take place on the NYSE American, or such other stock market or exchange on which our Common Stock may be listed or quoted, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated (see “Plan of Distribution” starting on page 8 of this prospectus). We will receive no part of the proceeds from sales made under this reoffer prospectus. The Selling Securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the Selling Securityholders will be borne by us.

This reoffer prospectus has been prepared for the purposes of registering our shares of Common Stock under the Securities Act to allow for future sales by Selling Securityholders on a continuous or delayed basis to the public without restriction, provided that the amount of shares of Common Stock to be offered or resold under this Reoffer Prospectus by each Selling Securityholder or other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. We have not entered into any underwriting arrangements in connection with the sale of the shares covered by this reoffer prospectus. The Selling Securityholders identified in this reoffer prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares covered by this reoffer prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 3 of this reoffer prospectus. These are speculative securities.

Our Common Stock is quoted on the NYSE American under the symbol “DPW” and the last reported sale price of our Common Stock on August 25, 2021 was $2.54 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 26, 2021

AULT GLOBAL HOLDINGS, INC.

Except where the context otherwise requires, the terms, “we,” “us,” “our” or “the Company,” refer to the business of Ault Global Holdings, Inc., a Delaware corporation and its subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Such forward-looking statements include statements regarding, among others, (a) our expectations about possible business combinations, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “approximate,” “estimate,” “believe,” “intend,” “plan,” “budget,” “could,” “forecast,” “might,” “predict,” “shall” or “project,” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found in this prospectus, including the documents that we incorporate by reference.

Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements as a result of various factors, including, without limitation, changes in local, regional, national or global political, economic, business, competitive, market (supply and demand) and regulatory conditions and the following:

•	our need for additional capital for our operations and to fulfill our business plans;

•	the effect of COVID-19;

•	dependency on our ability, and the ability of our contract manufacturers, to timely procure electronic components;

•	the potential ineffectiveness of our strategic focus on power supply solution competencies;

•	dependency on developer partners for the development of some of our custom design products;

•	dependency on sales of our legacy products for a meaningful portion of our revenues;

•	the possible failure of our custom product development efforts to result in products which meet customers’ needs or such customers’ failure to accept such new products;

•	our ability to attract, retain and motivate key personnel;

•	dependence on a few major customers;

•	dependence on the electronic equipment industry;

•	reliance on third-party subcontract manufacturers to manufacture certain aspects of the products sold by us;

•	reduced profitability as a result of increased competition, price erosion and product obsolescence within the industry;

•	our ability to establish, maintain and expand its OEM relationships and other distribution channels;

•	our inability to procure necessary key components for its products, or the purchase of excess or the wrong inventory;

•	variations in operating results from quarter to quarter; and

•	dependence on international sales and the impact of certain governmental regulatory restrictions on such international sales and operations.

We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance.

i

Information regarding market and industry statistics contained in this prospectus, including the documents that we incorporate by reference, is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. Except as required by U.S. federal securities laws, we have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

ii

PROSPECTUS SUMMARY

The Commission allows us to ‘‘incorporate by reference’’ certain information that we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will update automatically, supplement and/or supersede the information disclosed in this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the following summary together with the more detailed information regarding our company, our Common Stock and our financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference.

Our Company

As a holding company, our business strategy is designed to increase shareholder value. Under this strategy, we are focused on acquiring, managing and financially supporting our subsidiaries and partner companies, with the goal of pursuing monetization opportunities and maximizing the value returned to shareholders. We have, are and will consider initiatives including, among others: public offerings, the acquisition of new subsidiaries and/or partner companies, the sale of individual partner companies, the sale of certain or all partner company interests in secondary market transactions, or a combination thereof, as well as other opportunities to maximize shareholder value. We anticipate returning value to shareholders after satisfying our debt obligations and working capital needs.

From time to time, we engage in discussions with other companies interested in our subsidiaries or partner companies, either in response to inquiries or as part of a process we initiate. To the extent we believe that a subsidiary partner company’s further growth and development can best be supported by a different ownership structure or if we otherwise believe it is in our shareholders’ best interests, we will seek to sell some or all of our position in the subsidiary or partner company. These sales may take the form of privately negotiated sales of stock or assets, mergers and acquisitions, public offerings of the subsidiary or partner company’s securities and, in the case of publicly traded partner companies, sales of their securities in the open market. Our plans may include taking subsidiaries or partner companies public through rights offerings and directed share subscription programs. We will continue to consider these (or similar) programs and the sale of certain subsidiary or partner company interests in secondary market transactions to maximize value for our shareholders.

Over the recent past we have provided capital and relevant expertise to fuel the growth of businesses in defense/aerospace, industrial, telecommunications, medical and textile industries. We have provided capital to subsidiaries as well as partner companies in which we have an equity interest or may be actively involved, influencing development through board representation and management support.

Corporate Information

Our corporate name is Ault Global Holdings, Inc. for both legal and commercial purposes. We are a Delaware corporation. Our executive offices are located at 11411 Southern Highlands Pkwy #240, Las Vegas, NV 89141 and our telephone number is (949) 444-5464. We maintain a corporate website at www.aultglobal.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be active link to our website.

1

The Offering

Outstanding Common Stock:	59,257,011 shares of our Common Stock are outstanding as of August 25, 2021.

Common Stock Offered:	Up to 8,530,000 shares of Common Stock for sale by the selling securityholders (which include our executive officers and directors) for their own account pursuant to the Plans.

Selling Securityholders:	The selling securityholders are set forth in the section entitled “Selling Securityholders” of this reoffer prospectus on page 5. The amount of securities to be offered or resold by means of the reoffer prospectus by the designated selling securityholders may not exceed, during any three month period, the amount specified in Rule 144(e).

Use of proceeds:	We will not receive any proceeds from the sale of our Common Stock by the selling securityholders. We would, however, receive proceeds upon the exercise of the stock options by those who receive options under the Plans and exercise such options for cash. Any cash proceeds will be used by us for general corporate purposes.

Risk Factors:	The securities offered hereby involve a high degree of risk. See “Risk Factors.”

NYSE American trading symbol:	DPW

2

RISK FACTORS

An investment in shares of our Common Stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our Common Stock, you should carefully consider the risks below and set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Securities and Exchange Commission on April 15, 2021, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Common Stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Common Stock.

Risks Relating to Ownership of Our Common Stock

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Volatility in our Common Stock price may subject us to securities litigation.

Stock markets, in general, have experienced, and continue to experience, significant price and volume volatility, and the market price of our Common Stock may continue to be subject to similar market fluctuations unrelated to our operating performance or prospects. This increased volatility, coupled with depressed economic conditions, could continue to have a depressing effect on the market price of our Common Stock. The following factors, many of which are beyond our control, may influence our stock price:

•	the status of our growth strategy including the development of new products with any proceeds we may be able to raise in the future;

•	announcements of technological or competitive developments;

•	regulatory developments affecting us, our customers or our competitors;

•	announcements regarding patent or other intellectual property litigation or the issuance of patents to us or our competitors or updates with respect to the enforceability of patents or other intellectual property rights generally in the U.S. or internationally;

•	actual or anticipated fluctuations in our quarterly operating results;

•	changes in financial estimates by securities research analysts;

•	changes in the economic performance or market valuations of our competitors;

•	additions or departures of our executive officers; and

•	sales or perceived sales of additional shares of our Common Stock.

In addition, the securities markets have, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. Any of these factors could result in large and sudden changes in the volume and trading price of our Common Stock and could cause our stockholders to incur substantial losses. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted securities class action litigation against that company. If we were involved in a class action suit or other securities litigation, it would divert the attention of our senior management, require us to incur significant expense and, whether or not adversely determined, have a material adverse effect on our business, financial condition, results of operations and prospects.

3

The issuance of shares of our Class B Common Stock to our management or others could provide such persons with voting control leaving our other stockholders unable to elect our directors and the holders of our shares of Common Stock will have little influence over our Management.

Although there are currently no shares of our Class B Common Stock issued and outstanding, our certificate of incorporation authorizes the issuance of 25,000,000 shares of Class B Common Stock. Each share of Class B Common Stock provides the holder thereof with ten (10) votes on all matters submitted to a stockholder vote. Our certificate of incorporation does not provide for cumulative voting for the election of directors. Any person or group who controls or can obtain more than 50% of the votes cast for the election of each director will control the election of directors and the other stockholders will not be able to elect any directors or exert any influence over management decisions. As a result of the super-voting rights of our shares of Class B Common Stock, the issuance of such shares to our management or others could provide such persons with voting control and our other stockholders will not be able to elect our directors and will have little influence over our management. While we are listed on the NYSE American or any other national securities exchange it is highly unlikely that we would issue any shares of Class B Common Stock as doing so would jeopardize our continued listing any such exchange. However, if were to be delisted for some other reason and our shares of Class A Common Stock trade on an over-the-counter market, then we would face no restriction on issuing shares of Class B Common Stock.

The rights of the holders of Common Stock may be impaired by the potential issuance of preferred stock.

Our certificate of incorporation gives our board of directors the right to create new series of preferred stock. As a result, the board of directors may, without stockholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of Common Stock. Preferred stock, which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control. The possible impact on takeover attempts could adversely affect the price of our Common Stock. Although we have no present intention to issue any shares of preferred stock or to create a series of preferred stock, we may issue such shares in the future.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our Common Stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. Our research coverage by industry and financial analysts is currently limited. Even if our analyst coverage increases, if one or more of the analysts who cover us downgrade our stock, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

We do not anticipate paying dividends on our Common Stock and, accordingly, stockholders must rely on stock appreciation for any return on their investment.

We have never declared or paid cash dividends on our Common Stock and do not expect to do so in the foreseeable future. The declaration of dividends is subject to the discretion of our board of directors and will depend on various factors, including our operating results, financial condition, future prospects and any other factors deemed relevant by our board of directors. You should not rely on an investment in our company if you require dividend income from your investment in our company. The success of your investment will likely depend entirely upon any future appreciation of the market price of our Common Stock, which is uncertain and unpredictable. There is no guarantee that our Common Stock will appreciate in value.

USE OF PROCEEDS

The shares which may be sold under this reoffer prospectus will be sold for the respective accounts of each of the Selling Securityholders listed herein (which includes our executive officers and directors). Accordingly, we will not realize any proceeds from the sale of the shares of our Common Stock. We will receive proceeds from the exercise of the options; however, no assurance can be given as to when or if any or all of the options will be exercised. If any options are exercised, the proceeds derived therefrom will be used for working capital and general corporate purposes. All expenses of the registration of the shares will be paid by us. See “Selling Securityholders” and “Plan of Distribution.”

4

SELLING SECURITYHOLDERS

We are registering for resale the shares covered by this prospectus to permit the Selling Securityholders identified below and their pledgees, donees, transferees and other successors-in-interest that receive their securities from a Selling Securityholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate. The Selling Securityholders acquired, or may acquire, these shares from us pursuant to the Plans. The shares may not be sold or otherwise transferred by the Selling Securityholders unless and until the applicable awards vest and are exercised, as applicable, in accordance with the terms and conditions of the Plans.

The following table sets forth:

•	the name of each Selling Securityholder;
•	the position(s), office or other material relationship with our company and its predecessors or affiliates, over the last three years of each Selling Securityholder;
•	the number and percentage of shares of our Common Stock that each Selling Securityholder beneficially owned as of August 25, 2021 prior to the offering for resale of the shares under this prospectus;
•	the number of shares of our Common Stock that may be offered for resale for the account of each Selling Securityholder under this prospectus; and
•	the number and percentage of shares of our Common Stock to be beneficially owned by each Selling Securityholder after the offering of the resale shares (assuming all of the offered resale shares are sold by such Selling Securityholder).

Information with respect to beneficial ownership is based upon information obtained from the Selling Securityholders.  Because the Selling Securityholders may offer all or part of the shares of Common Stock, which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares that will be held upon termination of this offering.

The number of shares in the column ‘‘Number of Shares Being Offered’’ represents all of the shares of our Common Stock that each Selling Securityholder may offer under this prospectus. We do not know how long the Selling Securityholders will hold the shares before selling them or how many shares they will sell. The shares of our Common Stock offered by this prospectus may be offered from time to time by the Selling Securityholders listed below. We cannot assure you that any of the Selling Securityholders will offer for sale or sell any or all of the shares of Common Stock offered by them by this prospectus.

	Number of Shares Beneficially Owned Prior to Offering (1)		Number of Shares Being	Number of Shares Beneficially Owned After Offering (2)
Securityholders	Number	Percent (%)	Offered	Number	Percent (%)
Milton C. Ault, III (3)	1,844,997	3.10%	1,200,000	1,844,997	2.80%
William B. Horne (4)	177,805	*	1,200,000	2,806	*
Henry C.W. Nisser (5)	180,012	*	1,200,000	5,013	*
Kenneth S. Cragun (6)	71,875	*	600,000	0	*
Robert Smith (7)	104,221	*	350,000	54	*
Mordechai Rosenberg (8)	104,167	*	350,000	0	*
Jeffrey A. Bentz (9)	104,176	*	350,000	9	*
Jodi Brichan (10)	104,167	*	350,000	0	*
Howard Ash (11)	104,167	*	350,000	0	*
Glen E. Tellock (12)	16,667	*	350,000	0	*
Named Selling Stockholders (13)	204,194	*	2,230,000	0	*

*less than 1%

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Securityholder has sole or shared voting power or investment power and also any shares which the Selling Securityholder has the right to acquire within 60 days. Applicable percentage ownership is based on 59,257,011 shares of Common Stock outstanding as of August 25, 2021.

(2)	Assumes that all shares of Common Stock to be offered, as set forth above, are sold pursuant to this offering and that no other shares of Common Stock are acquired or disposed of by the Selling Securityholders prior to the termination of this offering. Because the Selling Securityholders may sell all, some or none of their shares of Common Stock or may acquire or dispose of other shares of Common Stock, no reliable estimate can be made of the aggregate number of shares of Common Stock that will be sold pursuant to this offering or the number or percentage of shares of Common Stock that each Selling Securityholder will own upon completion of this offering.

5

(3)	Mr. Ault is our Executive Chairman of the Board. The shares of Common Stock beneficially owned prior to this offering include 2,543 shares owned by Mr. Ault, 108,333 shares of Common Stock issuable upon exercise of options which are currently exercisable or become exercisable within 60 days, 67,239 shares of Common Stock issuable pursuant to stock incentive grants that are vested, 1,658,916 shares of Common Stock owned by Ault & Company, Inc. (“Ault & Co.”), 94 shares of Common Stock issuable upon exercise of warrants owned by Ault & Co., 3,408 shares of Common Stock owned by Philou Ventures, LLC (“Philou”), 2,232 shares of Common Stock issuable upon conversion of Series B Preferred Stock owned by Philou and 2,232 shares of Common Stock issuable upon exercise of warrants owned by Philou. Mr. Ault is the Chief Executive Officer of Ault & Co. and is deemed to beneficially own the shares held by Ault & Co. Ault & Co. is the Manager of Philou. Mr. Ault, as the Chief Executive Officer of Ault & Co., is deemed to beneficially own the shares held by Philou. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested and unvested stock options and shares of Common Stock issuable upon settlement of vested and unvested restricted stock grants.

(4)	Mr. Horne is our Chief Executive Officer and our Vice Chairman of the Board. The shares of Common Stock beneficially owned prior to this offering include 2,056 shares owned by Mr. Horne, 108,333 shares of Common Stock issuable upon exercise of options which are currently exercisable or become exercisable within 60 days and 67,416 shares of Common Stock issuable pursuant to stock incentive grants that are vested. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested and unvested stock options and shares of Common Stock issuable upon settlement of vested and unvested restricted stock grants.

(5)	Mr. Nisser is our President, General Counsel and a member of the Board. The shares of Common Stock beneficially owned prior to this offering include 108,333 shares of Common Stock issuable upon exercise of options which are currently exercisable or become exercisable within 60 days and 71,679 shares of Common Stock issuable pursuant to stock incentive grants that are vested. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested and unvested stock options and shares of Common Stock issuable upon settlement of vested and unvested restricted stock grants.

(6)	Mr. Cragun is our Chief Financial Officer. The shares of Common Stock beneficially owned prior to this offering include 59,375 shares of Common Stock issuable upon exercise of options which are currently exercisable or become exercisable within 60 days and 12,500 shares of Common Stock issuable pursuant to stock incentive grants that are vested. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested and unvested stock options and shares of Common Stock issuable upon settlement of vested and unvested restricted stock grants.

(7)	Mr. Smith is a member of the Board. The shares of Common Stock beneficially owned prior to this offering include 54,167 shares of Common Stock issuable upon exercise of options which are currently exercisable or become exercisable within 60 days, 50,000 shares of Common Stock issuable pursuant to stock incentive grants that are vested and 54 shares of Common Stock issuable upon exercise of warrants. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested and unvested stock options and shares of Common Stock issuable upon settlement of vested and unvested restricted stock grants.

(8)	Mr. Rosenberg is a member of the Board. The shares of Common Stock beneficially owned prior to this offering include 54,167 shares of Common Stock issuable upon exercise of options which are currently exercisable or become exercisable within 60 days and 50,000 shares of Common Stock issuable pursuant to stock incentive grants that are vested. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested and unvested stock options and shares of Common Stock issuable upon settlement of vested and unvested restricted stock grants.

(9)	Mr. Bentz is a member of the Board. The shares of Common Stock beneficially owned prior to this offering include 9 shares owned by Mr. Bentz, 54,167 shares of Common Stock issuable upon exercise of options which are currently exercisable or become exercisable within 60 days and 50,000 shares of Common Stock issuable pursuant to stock incentive grants that are vested. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested and unvested stock options and shares of Common Stock issuable upon settlement of vested and unvested restricted stock grants.

(10)	Ms. Brichan was a member of the Board until August 2021. The shares of Common Stock beneficially owned prior to this offering include 54,167 shares of Common Stock issuable upon exercise of options which are currently exercisable or become exercisable within 60 days and 50,000 shares of Common Stock issuable pursuant to stock incentive grants that are vested. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested and unvested stock options and shares of Common Stock issuable upon settlement of vested and unvested restricted stock grants.

(11)	Mr. Ash is a member of the Board. The shares of Common Stock beneficially owned prior to this offering include 54,167 shares of Common Stock issuable upon exercise of options which are currently exercisable or become exercisable within 60 days and 50,000 shares of Common Stock issuable pursuant to stock incentive grants that are vested. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested and unvested stock options and shares of Common Stock issuable upon settlement of vested and unvested restricted stock grants.

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(12)	Mr. Tellock is a member of the Board. The shares of Common Stock beneficially owned prior to this offering represent shares of Common Stock issuable upon exercise of options which are currently exercisable or become exercisable within 60 days. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested and unvested stock options.

(13)	Includes the following 24 named non-affiliate persons, each of whom beneficially owns at least 1,000 Shares: Chase K. Ault; Jason Bartholomew; Kyle Baslee; Gerald M. Bosque; Marcus Charuvastra; Sonsorey Y. Corbin; Therese N. Doherty; Lien Escalona; Douglas Gintz; Patrick J. Haddan; Jean Ho; David J. Katzoff; Charles R. Kepper; Laura Kim; Darren M. Magot; Barbara Perry; Joshua L. Smith; Diana Spaziano; Joseph M. Spaziano; Georgia L. Thompson; James M. Turner; Skyla Woltering; Robert Volynsky; and Christopher K. Wu. Each of these persons beneficially owns less than 1% of our Common Stock. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested and unvested stock options and shares of Common Stock issuable upon settlement of vested and unvested restricted stock grants.

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PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Stockholders, or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the NYSE;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

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The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Olshan Frome Wolosky LLP, New York, New York.

EXPERTS

The consolidated financial statements of Ault Global Holdings, Inc. as of and for the years ended December 31, 2020 and December 31, 2019 appearing in Ault Global Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Marcum LLP, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Enertec Systems 2001 LTD., as of December 31, 2020 and December 31, 2019, and for each of the years in the period ended December 31, 2020, have been so incorporated in reliance on the report of BDO ZIV HAFT, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus (unless otherwise noted, the SEC file number for each of the documents listed below is 001-12711):

•	Our Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on April 15, 2021;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, as filed with the SEC on May 24, 2021 and August 16, 2021, respectively;

•	Current Reports on Form 8-K filed with the SEC on January 4, 2021, January 19, 2021, January 25, 2021, February 1, 2021, February 17, 2021, March 5, 2021, June 4, 2021, June 15, 2021, June 23, 2021, July 6, 2021 and August 13, 2021;

•	Our definitive proxy statement Schedule 14A filed with the SEC on June 7, 2021; and

•	The description of the Company’s securities registered under Section 12 of the Exchange Act as filed as Exhibit 4.29 on Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on April 15, 2021.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.aultglobal.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Ault Global Holdings, Inc., Attention: Investor Relations, 11411 Southern Highlands Pkwy #240, Las Vegas, NV 89141, (949) 444-5464.

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AULT GLOBAL HOLDINGS, INC.

8,530,000 SHARES OF COMMON STOCK

REOFFER PROSPECTUS

August 26, 2021

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the SEC are hereby incorporated by reference in this Registration Statement (unless otherwise noted, the SEC file number for each of the documents listed below is 001-12711):

•	Our Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on April 15, 2021;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, as filed with the SEC on May 24, 2021 and August 16, 2021, respectively;

•	Current Reports on Form 8-K filed with the SEC on January 4, 2021, January 19, 2021, January 25, 2021, February 1, 2021, February 17, 2021, March 5, 2021, June 4, 2021, June 15, 2021, June 23, 2021, July 6, 2021 and August 13, 2021;

•	Our definitive proxy statement Schedule 14A filed with the SEC on June 7, 2021; and

•	The description of the Company’s securities registered under Section 12 of the Exchange Act as filed as Exhibit 4.29 on Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on April 15, 2021.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

As permitted by Delaware law, our certificate of incorporation provides that no director will be liable to us or our stockholders for monetary damages for breach of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of certain fiduciary duties as a director, except that a director will be personally liable for:

•	any breach of his or her duty of loyalty to us or our stockholders;
•	acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;
•	the payment of dividends or the redemption or purchase of stock in violation of Delaware law; or
•	any transaction from which the director derived an improper personal benefit.

This provision does not affect a director’s liability under the federal securities laws.

At present, we do not maintain directors’ and officers’ liability insurance in order to limit the exposure to liability for indemnification of directors and officers, including liabilities under the Securities Act; however, we are in the process of obtaining such insurance.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

The issuance of the Shares being offered by the Form S-3 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder) as transactions by an issuer not involving any public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

Item 8. Exhibits.

EXHIBIT INDEX

		Incorporated by Reference

Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Certificate of Incorporation of the Registrant, as currently in effect.	8-K	001-12711	3.1	December 29, 2017

4.2	Form of Certificate of Determination of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, dated March 3, 2017.	8-K	001-12711	3.1	March 9, 2017

4.3	Certificate of Designations of Rights and Preferences of 10% Series A CumulativeRedeemable Perpetual Preferred Stock, dated September 13, 2018.	8-K	001-12711	3.1	September 14, 2018

4.4	Certificate of Designations of Rights and Preferences of Series C Convertible Redeemable Preferred Stock, dated February 27, 2019.	8-K	001-12711	3.1	February 28, 2019

4.5	Form of Amended & Restated Certificate of Designations of Rights and Preferences of Series C Convertible Preferred Stock.	8-K	001-12711	3.1	February 25, 2020

4.6	Certificate of Ownership and Merger.	8-K	001-12711	2.1	January 19, 2021

4.7	Bylaws of the Registrant, as currently in effect.	8-K	001-12711	3.1	August 14, 2020

5.1*	Opinion of Olshan Frome Wolosky LLP

23.1*	Consent of Marcum LLP

23.2*	Consent of ZIV HAFT, BDO Member Firm

23.3*	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	2021 Stock Incentive Plan	Def 14A	001-12711	Appendix B	July 6, 2021

99.2	2021 Employee Stock Purchase Plan	Def 14A	001-12711	Appendix C	July 6, 2021

99.3*	Form of Stock Option Grants

99.4*	Form of Restricted Stock Unit Grants

*	Filed herewith.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on August 26, 2021.

AULT GLOBAL HOLDINGS, INC.

By:	/s/ WILLIAM B. HORNE
William B. Horne
Chief Executive Officer (Principal Executive Officer)

By:	/s/ KENNETH S. CRAGUN
Kenneth S. Cragun
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William B. Horne and Henry C.W. Nisser, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Signature	Title	Date

/s/ WILLIAM B. HORNE	Chief Executive Officer (Principal Executive Officer) and Director	August 26, 2021

William B. Horne

/s/ KENNETH S. CRAGUN	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 26, 2021

Kenneth S. Cragun

/s/ MILTON C. AULT, III	Executive Chairman of the Board	August 26, 2021

Milton C. Ault, III

/s/ HENRY C.W. NISSER	Director	August 26, 2021

Henry C.W. Nisser

/s/ HOWARD ASH	Director	August 26, 2021

Howard Ash

/s/ GLEN TELLOCK	Director	August 26, 2021

Glen Tellock

/s/ JEFFREY A. BENTZ	Director	August 26, 2021

Jeffrey A. Bentz

/s/ ROBERT SMITH	Director	August 26, 2021

Robert Smith

/s/ MORDECHAI ROSENBERG	Director	August 26, 2021

Mordechai Rosenberg